# SETTLEMENT AGREEMENT

This Settlement Agreement (this "Agreement") is made by and between Monaker Group, Inc., a Nevada Corporation ("Monaker"), on the one hand, and RealBiz Media Group, Inc., a Delaware Corporation ("RealBiz") and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company ("AST"), on the other hand, and is further joined by NestBuilder.com Corp., a Nevada Corporation ("NestBuilder"), and entered into as of the date of the signature of the last party to sign it (the "Effective Date").

**WHEREAS**, prior to November 2016, Monaker owned 44,470,101 issued and outstanding shares of Series A Convertible Preferred stock held in RealBiz ("Preferred Stock") and 10,559,890 issued and outstanding shares of common stock held in RealBiz ("Common Stock");

**WHEREAS**, RealBiz filed a lawsuit against Monaker for alleged monies owed on inter-company balances in the United States District Court Southern District of Florida, Case No. 0:16-cv-61017-FAM and Monaker filed an answer, affirmative defenses and a counterclaim ("Federal Lawsuit One");

**WHEREAS**, RealBiz instructed AST, RealBiz's stock transfer agent, to freeze Monaker's account to prevent any future conversions of the Preferred Stock;

**WHEREAS**, Monaker instructed RealBiz and AST to transfer 833,300 shares of the Common Stock of RealBiz to Brian Bernardo/213996 Ontario Inc. and 1,399,960 shares of the Common Stock of RealBiz to Paul Schmidt/1500985 Ontario Ltd., John Markun, and Glenn Woolfrey ("Transfer Request");

**WHEREAS**, Monaker filed a lawsuit against RealBiz and AST for damages and injunctive relief for refusing to allow the Transfer Request in the Circuit Court of the 17th Judicial Circuit in and for Broward County, Florida, Case No. CACE-16-019818 and RealBiz and AST filed an answer and affirmative defenses ("Broward Lawsuit");

**WHEREAS**, RealBiz notified Monaker that the RealBiz board of directors voted to unilaterally terminate and cancel the Preferred Stock and Common Stock due to the issuance of shares in excess of the number of shares authorized by the Certificate of Amendment to the Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Convertible Preferred Stock of RealBiz Media Group, Inc. filed on October 14, 2014 with the State of Delaware, Secretary of State ("Certificate");

**WHEREAS**, Monaker, in response, advised RealBiz that the Certificate contained a scrivener's error concerning the conversion ratio;

**WHEREAS**, Monaker filed a lawsuit against RealBiz for damages and injunctive relief and against AST for declaratory relief for terminating and cancelling the Preferred Stock and Common Stock in the United States District Court Southern District of Florida, Case No. 1:16-cv-24978-DLG and RealBiz and AST filed answers and affirmative defenses. ("Federal Lawsuit Two");

**WHEREAS**, RealBiz and NestBuilder have entered into that certain Contribution and Spin-Off Agreement, dated as of October 27, 2017, between NestBuilder, RealBiz, Alex Aliksanyan, and Anshu Bhatnagar for purposes of Section 2.3 only ("Spin Off Agreement") for the spin-off of RealBiz's real estate division into NestBuilder and to allow for RealBiz to commence a new food distribution business called Verus Foods;

**WHEREAS**, Monaker does not object to the spin-off of RealBiz's real estate division into NestBuilder and allowing RealBiz to commence a new food distribution business called Verus Foods;

**WHEREAS**, RealBiz has acknowledged and agreed that all shareholders of the spun-off real estate division of RealBiz shall be the same shareholders of the new entity, NestBuilder;

**WHEREAS**, Monaker filed a lawsuit against RealBiz in the Court of Chancery of the State of Delaware, Case No. 2017-189 for the inspection of RealBiz's books and records ("Delaware Lawsuit");

**WHEREAS**, Monaker filed a lawsuit against certain prior and current directors of RealBiz (Alex Aliksanyan, Thomas Grbelja, Keith White, Warren Kettlewell, and Anshu Bhatnagar) and AST in the Court of Chancery of the State of Delaware, Case No. 2017-0351 for damages for breach of fiduciary duties and against AST for aiding and abetting those breaches ("Directors' Lawsuit");

**WHEREAS**, RealBiz has issued 268,463,516 shares of common stock, 100,000 shares of Series A preferred stock convertible into 5,000 shares of common stock, and 160,000 shares of Series C preferred stock convertible into 16,000,000 shares of common stock totaling 284,458,516 shares of common stock on a fully-diluted basis as of December 15, 2017 ("Issued Shares"); and

**WHEREAS**, the parties wish to enter into a global settlement of their claims and resolve all matters that could be alleged between them.

**NOW, THEREFORE**, in consideration of the promises, agreements, covenants and representations contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. **Recitals** - The above whereas clauses of this Agreement are incorporated into this Agreement by this reference.

2. **Agreements**

(a) Upon the Effective Date, Monaker shall pay NestBuilder $100,000 by delivering the proceeds in trust to RealBiz's counsel in Federal Lawsuit One, Brian M. Torres of Brian M. Torres, P.A.;

(b) Upon the Effective Date, Monaker shall instruct AST to issue 13,000 shares of Monaker common stock (restricted with a 6 – month hold period) to NestBuilder and to issue an additional 7,000 shares of Monaker common stock (restricted with a 6-month hold period) to an individual or entity designated by RealBiz through its counsel of record, Cody German of Cole Scott & Kissane, P.A.;

(c) Upon the Effective Date, RealBiz shall reinstate the 44,470,101 shares of Series A Convertible Preferred Stock and ratify all rights under the Certificate, as reformed and amended herein;

(d) Upon the Effective Date, RealBiz shall instruct AST to reinstate and AST shall reinstate the Common Stock;

(e) After the Common Stock is reinstated, RealBiz shall instruct AST to honor and AST shall honor the Transfer Request for the 2,233,260 shares of RealBiz common stock from the Common Stock and the balance of the Common Stock shall be transferred to NestBuilder, and within five (5) days of the Common Stock being reinstated, NestBuilder shall transfer ownership of 1,665,326 shares of RealBiz Common stock to an individual or entity designated by RealBiz through its counsel of record, Cody German of Cole Scott & Kissane, P.A.;

(f) Upon the Effective Date, RealBiz agrees that it is bound by the Certificate, as reformed and amended herein;

(g) The Certificate shall be amended by filing a Certificate of Amendment to the Certificate to (i) correct the scrivener's error to reflect that each share of Series A Convertible Preferred Stock shall be convertible into 1 share of RealBiz's common stock, (ii) reflect the removal of any dividend obligations therein which were previously released by Monaker, (iii) provide for an anti-dilution provision in favor of Monaker upon the issuance of any shares of RealBiz common stock or preferred stock or convertible debt which is convertible into shares of RealBiz's common stock at a price per share below $0.05 after December 15, 2017 and (iv) provide for additional voting rights for Monaker upon the same terms and conditions as set forth in Section 2(j) hereof, irrespective of whether RealBiz issues shares as required pursuant to Section 2(j) hereof;

(h) Upon the Effective Date or as soon as NestBuilder is authorized to distribute stock pursuant to the Spin Off Agreement, NestBuilder shall promptly issue to Monaker 44,470,101 shares of NestBuilder common stock (which Monaker is entitled to in connection with the Distribution (as defined in the Spin Off Agreement and incorporated herein by reference) if Monaker had converted all of its Preferred Stock into RealBiz common stock immediately prior to the Distribution). In the event the Distribution that is finalized for all RealBiz preferred shareholders exceeds the ratio of one (1) preferred share in RealBiz into one (1) common share in NestBuilder, Monaker shall be entitled to no less than such additional consideration or compensation as is granted to preferred shareholders when the Distribution is finalized; provided, however, in no event shall Monaker be entitled to duplicate its rights and entitlements under this Agreement and the Certificate, as amended.

(i) In the event NestBuilder does not cause a Distribution to occur but determines to liquidate the assets and liabilities of NestBuilder as set forth in the Spin Off Agreement, then Monaker shall be entitled to its liquidation preference as provided for in the Certificate.

(j) Upon the Effective Date, RealBiz agrees that pursuant to the Certificate, as amended, RealBiz shall issue additional shares of its common stock to Monaker such that Monaker shall maintain the same percentage of ownership in RealBiz as equal to the total number Issued Shares, plus shares owned by Monaker, plus an

additional 95,000 shares of RealBiz common stock in connection with the reformation of the Certificate applying to the issued Series A Preferred Stock prior to the Effective Date, plus the Common Stock as the denominator in the calculation. Accordingly, Monaker presently owns 13.10% (44,470,101/(284,458,516 + 44,470,101 + 95,000 + 10,559,890)) of RealBiz common stock and if RealBiz issues shares of common stock or preferred stock with conversion rights resulting in shares of common stock priced below $0.05 per share after December 15, 2017, RealBiz shall then issue additional shares of RealBiz common stock within five (5) business days to Monaker for Monaker to maintain the same 13.10% ownership in RealBiz as existed prior to issuing additional shares, excluding any shares which may have been issued at or above $0.05 per share and including same in the denominator in the calculation for determining Monaker's ownership percentage.

(k) Within three (3) business days after the Effective Date, AST and Monaker shall enter into AST's standard services agreement for reverse split exchanges ("Reverse Split Agreement") and AST agrees to waive its standard termination fee and to cap its fees for services under the Reverse Split Agreement at $10,000.00 for Monaker.

3. **Dismissal of Lawsuits**

(a) In connection with the execution of this Agreement, and no later than five (5) business days following the receipt by RealBiz of the consideration referenced in Section 2(a) and following the instructions given to AST in 2(b) above, RealBiz, through its counsel, shall file a Joint Stipulation of Dismissal with Prejudice and submit an agreed order granting and approving same in Federal Lawsuit One to effectuate a dismissal of all claims between the parties with prejudice, with each party bearing their own costs and expenses, including, but not limited to, attorneys' fees, except RealBiz shall pay for AST's legal fees in connection with Federal Lawsuit One, Federal Lawsuit Two and Broward Lawsuit vis-a-vis their indemnity obligations.

(b) In connection with the execution of this Agreement, and no later than five (5) business days following confirmation by Monaker of the consideration referenced in Sections 2(c) thru 2(k) above, Monaker, through its counsel, shall file a Joint Stipulation of Dismissal with

Prejudice and submit an agreed order granting and approving same in Federal Lawsuit Two to effectuate a dismissal of all claims between the parties with prejudice, with each party bearing their own costs and expenses, including but not limited to, attorneys' fees; provided that, the United States District Court Southern District of Florida shall reserve the right to enforce the terms of this Agreement. NestBuilder, as a non-party to Federal Lawsuit Two, hereby waives any objections to venue and to personal jurisdiction in any such enforcement action.

(c) In connection with the execution of this Agreement, and no later than five (5) business days following confirmation by Monaker of the consideration referenced in Sections 2(c) thru 2(k) above, Monaker, through its counsel, shall file a Joint Stipulation of Dismissal with Prejudice and submit an agreed order granting and approving same in Broward Lawsuit to effectuate a dismissal of all claims between the parties with prejudice, and with each party bearing their own costs and expenses, including but not limited to attorneys' fees.

(d) In connection with the execution of this Agreement, and no later than ten (10) business days following confirmation by Monaker of the consideration referenced in Sections 2(c) thru 2(k) above, Monaker, through its counsel, shall file a Joint Stipulation of Dismissal with Prejudice and submit an agreed order granting and approving same in Delaware Lawsuit and Directors' Lawsuit to effectuate a dismissal of all claims with prejudice, and with each party bearing their own costs and expenses, including but not limited to, attorneys' fees.

4. **Certificate.** The Certificate, a copy of which is attached hereto as Exhibit "1" and incorporated herein by reference, is hereby ratified by RealBiz as a legally binding and enforceable contract with Monaker concerning Monaker's preferred rights therein, as amended pursuant to Section (g) hereof, and RealBiz acknowledges and agrees to be bound by the terms therein, as amended herein.

5. **Representations and Warranties.** Each party herein represents and warrants to the other that it is aware of no other party having an interest in, nor has it assigned, hypothecated or otherwise transferred any interest in the claim or claims which are the subject of this Agreement, and, other than AST, each party hereby agrees to indemnify and hold harmless the other party from any liability, claims, demands, obligations, damages, costs, expenses and attorney's fees as a result of anyone asserting such interest, assignment, hypothecation or transfer. Each signatory additionally warrants that she/he is authorized to enter into and execute this Agreement on behalf of the party

whom she/he is signing. AST is not required to indemnify any party to this Agreement, and AST does not waive any contractual indemnity rights or obligations that may be owed to AST by other parties to this Agreement.

6. **RealBiz Release**. RealBiz hereby forever releases, remises and discharges Monaker and AST and their respective employees, officers, directors and affiliates of and from any and all claims, sanctions, damages, demands, suits, debts, actions or causes of action of any kind relating to Federal Lawsuit One, Federal Lawsuit Two, Broward Lawsuit, Delaware Lawsuit, Directors' Lawsuit or any other matter between the parties to this Release that arose or conceivably existed at any point before and including the date of this Agreement; however, nothing in this Release shall discharge, apply to, or impact the parties' rights to honor their obligations specifically set forth under this Agreement.

7. **Monaker Release.** Monaker hereby forever releases, remises and discharges RealBiz and all of the individually named directors in the Directors' Lawsuit, NestBuilder and AST and their respective employees, officers, directors and affiliates of and from any and all claims, sanctions, damages, demands, suits, debts, actions or causes of action of any kind relating to Federal Lawsuit One, Federal Lawsuit Two, Broward Lawsuit, Delaware Lawsuit, Directors' Lawsuit or any other matter between the parties to this Release that arose or conceivably existed at any point before and including the date of this Agreement; however, nothing in this Release shall discharge, apply to, or impact the parties' rights to honor their obligations specifically set forth under this Agreement.

8. **AST Release.** AST hereby forever releases, remises and discharges RealBiz and Monaker and their respective employees, officers or directors and affiliates of and from any and all claims, sanctions, damages, demands, suits, debts, actions or causes of action of any kind relating in any manner to Federal Lawsuit One, Federal Lawsuit Two, Broward Lawsuit, Delaware Lawsuit, Directors' Lawsuit or any other matter between the parties to this Release that arose or conceivably existed at any point in time before and including the date of this Agreement; however, nothing in this Release shall discharge, apply to, or impact the parties' rights to honor their obligations specifically set forth under this Agreement.

9. **NestBuilder Release**. NestBuilder hereby forever releases, remises and discharges Monaker and AST and their respective employees, officers or directors and affiliates and from any and all claims, sanctions, damages, demands, suits, debts, actions or causes of action of any kind relating to Federal Lawsuit One, Federal Lawsuit Two, Broward Lawsuit, Delaware Lawsuit, Directors' Lawsuit or any other matter between the parties to this Release that arose or conceivably existed at any point before the date of

this Agreement; however, nothing in this Release shall discharge, apply to, or impact the parties' rights to honor their obligations specifically set forth under this Agreement.

10. **Construction of Agreement.** All parties are sophisticated parties, and this Agreement shall not be construed in favor of or against any party merely because that party or its attorney drafted any portion of this Agreement.

11. **No Admission of Liability**. The settlement evidenced by this Agreement is not an admission of liability or wrongdoing or noncompliance with any federal, state, city or local rule, ordinance, statute, contract, public policy or any unlawful conduct or breach of any duty whatsoever by any party. This is a compromise settlement of a dispute.

12. **Successors and Assigns**. This Agreement shall inure to the benefit of and shall be binding upon the respective successors and assigns of each of the parties hereto.

13. **Entire Agreement.** This Agreement contains the entire agreement and understanding among the parties pertaining to the matters addressed herein, and supersedes any prior agreements between them. None of the parties, nor anyone acting on its behalf, has made any representations, statements, or opinions to induce the execution of this Agreement other than as expressly set forth in this Agreement.

14. **Amendments; Waivers**. Any term of this Agreement may be amended, and the performance or observance by a party of any term of this Agreement or the continuance of any default may be waived (either generally or in a particular instance and either retroactively or prospectively) with – but only with – the written consent of all parties. This Agreement cannot be changed or terminated orally or through any course of conduct. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. The failure of any party to enforce any term, provision, condition, or obligation of this Agreement shall not be, or be construed as, a waiver thereof, nor shall any custom or practice that may develop between the parties in the course of administering this Agreement be construed to waive or to lessen the right to insist upon the strict performance of any term, provision, or condition hereof, or to exercise any rights. No notice to or demand upon any party shall entitle such party to other or further notice or demand in similar or other circumstances.

15. **Agreement to Cooperate**. Each of the parties hereto agree that they will execute and deliver all such documents and instruments as may be necessary and appropriate to effectuate the terms hereof.

16. **Attorney's Fees**. Each party will bear its own fees and costs in relation to the disputes referenced herein, and in connection with the negotiation and execution of this Agreement. However, except as it relates to AST for which RealBiz shall remain responsible for any fees under this provision vis-a-vis their indemnity obligations, if any legal action or other proceeding is brought for the enforcement of this Agreement, the prevailing party or parties shall be entitled to recover reasonable attorneys' fees, and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled from the non-prevailing party or parties.

17. **Attorney Representation**. All parties hereto acknowledge that they have each been represented by independent counsel of their own choice throughout all of the negotiations which preceded and resulted in the execution of this Agreement.

18. **Construction**. The singular includes the plural, and the plural includes the singular. Pronouns stated in the masculine, feminine or neuter genders shall include each of the masculine, feminine, and neuter genders. Captions or headings are inserted for convenience, reference, and identification purposes only, and shall not control, define, limit, or otherwise materially affect the interpretation of this Agreement.

19. **Applicable Law**. As it relates solely to AST, this Agreement shall be construed under the laws of the State of New York, without regard to choice of laws principles.

20. **Notices.** All notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made, and received only when personally delivered or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, or by a nationally recognized overnight courier service, addressed as set forth below:

If to the Monaker –

Monaker Group, Inc.
Attention: William Kerby, Chairman and CEO
2690 Weston Road, Suite 200
Weston, Florida 33331

With copy to:

Jose A. Loredo, Esquire
Carlton Fields Jorden Burt, P.A.

Miami Tower | Suite 4200
100 S.E. Second Street
Miami, FL 33131

If to RealBiz –

RealBiz Media Group, Inc.
Attention: Anshu Bhatnagar, President
9841 Washingtonian Boulevard, #390
Gaithersburg, MD 20850
With copy to:

John Cody German, Esq.
COLE SCOTT KISSANE, P.A.
9150 South Dadeland Boulevard, Suite 1400
Miami, FL 33156

and

Brian M. Torres, Esq.
BRIAN M. TORRES, P.A.
One SE Third Avenue, Suite 3000
Miami, FL 33131

If to AST –

American Stock Transfer & Trust Company, LLC
Attention: Erica Goodstein, Esq. or Paul Kim, Esq., General Counsel
48 Wall Street, 21st Floor
New York, New York 10005

With copy to:

John Cody German, Esq.
COLE SCOTT KISSANE, P.A.
9150 South Dadeland Boulevard, Suite 1400
Miami, FL 33156

If to NestBuilder –

If to NestBuilder –

NestBuilder.com Corp.
Attention: Alex Aliksanyan, President
150 Central Park South, Suite 604
New York, NY 10019

21. **Counterparts.** This Agreement may be executed in one or more counterparts or by facsimile or electronic mail, and each such counterpart will be considered an original and all of them will constitute one instrument.

22. **Time, of the Essence.** Time is of the essence of this Agreement and of the performance of its terms.

The parties have caused this Agreement to be executed by their authorized representatives set forth below.

**Monaker Group, Inc.**

________________________________
By: William Kerby
Its: Chairman and CEO

Date: December 22, 2017

**RealBiz Media Group, Inc.**

________________________________
By: Alex Aliksanyan
Its: Authorized Agent

Date: December ___, 2017

**Monaker Group, Inc.**

______________________________

By: William Kerby

Its: Chairman and CEO

Date: December ___, 2017

**RealBiz Media Group, Inc.**

______________________________

By: ~~Alex~~ Aliksanyan

Its: Authorized Agent

Date: December 22, 2017

**American Stock Transfer & Trust Company, LLC**

______________________________

By: M. Asher F. Richelli

Its: Chief legal officer

Date: December 21, 2017

**NestBuilder.com. Corp**

By: Alex Aliksanyan

Its: President

Date: December 22, 2017

## EXHIBIT 1

**Certificate of Amendment to the Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Convertible Preferred Stock of RealBiz Media Group, Inc. filed October 14, 2014 with the State of Delaware, Secretary of State**

# Delaware

*The First State*

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "REALBIZ MEDIA GROUP, INC.", FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF OCTOBER, A.D. 2014, AT 10:04 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

2405411 8100

141293163

AUTHENTICATION: 1795187

DATE: 10-20-14

**EXHIBIT 1 to SETTLEMENT AGREEMENT**

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:04 PM 10/14/2014
FILED 10:04 PM 10/14/2014
SRV 141293163 - 2405411 FILE

**CERTIFICATE OF AMENDMENT**
**TO THE**
**CERTIFICATE OF DESIGNATIONS, NUMBER, VOTING POWERS,**
**PREFERENCES AND RIGHTS OF**
**SERIES A CONVERTIBLE PREFERRED STOCK**
**OF**
**REALBIZ MEDIA GROUP, INC.**

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

The undersigned, for the purpose of amending the Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Convertible Preferred Stock of RealBiz Media Group, Inc. (the "Corporation"), filed with the Secretary of State of the State of Delaware on October 10, 2012 (the "Certificate of Designations"), pursuant to Section 151 of the General Corporation Law of the State of Delaware ("DGCL"), DOES HEREBY CERTIFY, as follows:

FIRST: That the Certificate of Designations is hereby amended and restated in its entirety as follows:

1. Designation and Amount. The shares of such series shall be designated as "**Series A Convertible Preferred Stock**" (the "**Series A Stock**") and the number of shares constituting the Series A Stock shall be 120,000,000. Such number of shares may be decreased by resolution of the Board of Directors adopted and filed pursuant to the DGCL, Section 151(g), or any successor provision; *provided*, that no such decrease shall reduce the number of authorized shares of Series A Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, warrants, convertible or exchangeable securities or other rights to acquire shares of Series A Stock.

2. Ranking. The Series A Stock shall rank, as to the payment of dividends and the distribution of the assets upon liquidation, dissolution or winding up of the Corporation: (a) senior to the Common Stock, and (b) senior to or on parity with all other classes and series of the Corporation's preferred stock.

3. Dividends. From and after the date of the issuance of any shares of Series A Stock, dividends at the rate of ten percent (10%) per annum shall accrue on the Stated Value of the Series A Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Preferred Stock) (the "Accruing Dividends"). The Stated Value of the Series A Stock shall be $0.05 per share and the par value shall be $.001 per share. The Accruing Dividends will be declared by the Board of Directors on a quarterly basis on January 31, April 30, July 31 and October 31 of each calendar year. Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative. At the election of the Corporation, the Corporation may satisfy its obligations hereunder to pay dividends on the Series A Stock by issuing shares of Common Stock to the holders of Series A Stock on a uniform and prorated basis. In any such case, the number of shares required to satisfy dividend-payment obligations hereunder shall equal 120% of the quotient obtained by dividing the (i) the amount of dividend-payment obligations to be satisfied by (ii) the average Trading Price of the Common Stock on the ten (10) trading days immediately preceding the date on which the Corporation elects to satisfy dividend-payment obligations through the issuance of the shares of Common Stock, as reported by Bloomberg L.P. The Corporation shall notify the holders in writing within two days of any election by the Corporation to issue Common Stock in satisfaction of dividend-payment obligations hereunder.

4. Liquidation Preference

(a) In the event of (a) the sale, conveyance, exchange, exclusive license, lease or other disposition of all or substantially all of the intellectual property or assets of the Corporation, (b) any acquisition of the Corporation by means of a consolidation, stock exchange, stock sale, merger or other form of corporate reorganization of the Corporation with any other entity in which the Corporation's stockholders prior to the consolidation or merger own less than a majority of the voting securities of the surviving entity, or (c) the winding up or dissolution of the Corporation, whether voluntary or involuntary (each such event in clause (a), (b) or (c), a "**Liquidation Event**"), the Board shall determine in good faith the amount legally available for distribution to stockholders after taking into account the distribution of assets among, or payment thereof over to, creditors of the Corporation (the "**Net Assets Available for Distribution**"). The holders of the Series A Stock then outstanding shall be entitled to be paid out of the Net Assets Available for Distribution (or the consideration received in such transaction) before any payment or distribution shall be made to the holders of any class of preferred stock ranking junior to the Series A Stock or to the Common Stock, an amount for each share of Series A Stock equal to all accrued and unpaid Preferred Dividends plus the Stated Value, as adjusted (the "**Series A Liquidation Amount**"). A transaction shall not constitute a Liquidation Event if its sole purpose is (y) to change the state of the Corporation's incorporation or (z) to create a holding company that will have substantially similar series and classes of shares with the same terms as existed immediately prior to the transaction and be owned in the same proportions by the persons or entities who held this Corporation's securities immediately prior to such transaction, provided such transaction is approved by the Board. The holders of a majority of the shares of Series A Stock, voting as a single class on an as-converted basis, may vote to determine that any transaction listed above as a Liquidation Event shall not constitute a Liquidation Event for purpose of this Section 4.

(b) If the Net Assets Available for Distribution to holders of shares of the Series A Stock upon such Liquidation Event shall be insufficient to pay the Series A Liquidation Amount to the holders of shares of the Series A Stock, then such Net Assets Available for Distribution shall be distributed among the holders of shares of the Series A Stock ratably in proportion to the respective amounts to which they otherwise would be entitled.

(c) After distribution, if any, of proceeds to the holders of shares of Series A Stock pursuant to the foregoing, all remaining funds or other property of the Corporation, if any, shall be distributed *pro rata* among the holders of the Common Stock and the holders of all preferred stock of the Corporation on an as-if-converted basis.

(d) Whenever any distribution provided for in this Section 4 shall be payable in securities or property other than cash, then the value of such distribution shall be the fair market value of such distribution as determined in good faith by the Board of Directors, except that any publicly traded securities to be distributed to stockholders will be valued as follows:

(i) Securities not subject to an investment letter or other similar restrictions on free marketability:

(1) If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three calendar days prior to the closing; and

(2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever are applicable) over the 30-day period ending three calendar days prior to the closing.

(ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in Sections 4(d)(i)(A) and (B) to reflect the approximate fair market value thereof, as determined in good faith by the Board.

5. Voting.

(a) General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series A Stock shall be entitled to voting rights and powers equal to the number of whole shares of Common Stock into which the shares of Series A Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Each share of Series A Stock (including fractional shares) shall be entitled to one vote for each whole share of Common Stock that would be issuable upon conversion of such share on the record date for determining eligibility to participate in the action being taken. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Stock held by each holder could be converted) shall be rounded down to the nearest whole number. Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Series A Stock shall vote together with the holders of Common Stock as a single class.

(b) Series A Stock Protective Provisions; Waivers. In addition to any other vote or consent required herein or by law, the vote or written consent of holders of at least a majority of the then-outstanding shares of Series A Stock, voting together as a single class on an as-converted basis, in the aggregate and given in writing or by vote at a meeting, shall be required for the Corporation to:

(i) amend, modify, add, repeal or waive any provision of this Certificate of Designation or otherwise take any action that modifies any powers, rights, preferences, privileges or restrictions of the Series A Stock; *provided*, that the Corporation may amend or restate this Certificate of Designation to correct any typographical, clerical or scrivener's error without any approval required from the holders of Series A Stock;

(ii) authorize, create or issue shares of any class of stock having rights, preferences or privileges superior or senior to the Series A Stock;

(iii) issue additional shares of Preferred Stock after the closing of the transactions contemplated by that certain Share Exchange Agreement by and between the Corporation and Next 1 Interactive, Inc., dated as of April 3, 2012; *provided*, that issuances of additional shares of Preferred Stock that are specifically contemplated herein shall be permitted (including without limitation issuances pursuant to Section 11), and issuances of additional shares of Preferred Stock upon the conversion of debt of the Corporation shall also be permitted;

(iv) amend the Certificate of Incorporation of the Corporation in a manner that adversely and materially affects the rights of the Series A Stock; or

(v) recapitalize, split, combine or reclassify any shares of capital stock of the Corporation.

In addition, the vote or written consent of holders of at least a majority of the then-outstanding shares of Series A Stock, voting together as a single class on an as-converted basis, in the aggregate and given in writing or by vote at a meeting, shall be required for any waiver of any of the protective provisions contained in subparagraphs (i) through (v) above.

6. Conversion. Each share of Series A Stock shall be convertible at the option of the holder thereof at any time into a number of shares of Common Stock determined by dividing (i) the Stated Value by (ii) the Conversion Price then in effect. The initial conversion price for the Series A Stock (the "**Conversion Price**") shall be equal to $1.00 per share. The Conversion Price from time to time in effect is subject to adjustment as hereinafter provided in Section 7 (the "**Adjustments**").

7. Adjustments.

(a) Conversion Price. If at any time or from time to time after the date on which any Series A Stock is issued, the Corporation shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

(b) Reorganization, Reclassification, Consolidation, Merger or Sale. If at any time after the date on which any Series A Stock is issued, there is any reorganization, reclassification, consolidation, merger or sale of all or substantially all of the assets of the Corporation (other than a Liquidation Event), as part of such capital reorganization, provision shall be made so that (i) the holders of Series A Stock shall thereafter have the right to receive, upon conversion of such Series A Stock, the number of shares of stock or securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion of such Series A Stock would have been entitled in connection with such capital reorganization if such holder had converted its Series A Stock immediately prior to such transaction, subject to adjustment in respect of such stock or securities by the terms thereof.

8. Mechanics of Conversion. In order to exercise the conversion privilege, a holder of Series A Stock shall surrender the certificate representing such Series A Stock to be converted, if any, to the Corporation at its principal office, accompanied by written notice to the Corporation that the holder elects to convert a specified portion or all of such shares. Series A Stock shall be deemed to have been converted on the day of surrender of the certificate representing such shares for conversion in accordance with the foregoing provisions, and at such time the rights of such holder of such shares of Series A Stock, as such holder, shall cease and such holder shall be treated for all purposes as the record holder of the Common Stock issuable upon conversion. As promptly as practicable on or after the conversion date, the Corporation shall issue and mail or deliver to such holder a certificate or certificates representing the number of shares of Common Stock issuable upon conversion, rounded down to the nearest full share, and a certificate or certificates for the balance of the Series A Stock surrendered, if any, not so converted into Common Stock. Notwithstanding the foregoing, in case of any Liquidation Event, unless the Corporation has received notice of election for conversion and the stock certificate or certificates prior to such time, such right of conversion for any holder of Series A Stock subject to such Liquidation Event shall cease and terminate at the close of business on the business day fixed for payment of the amount payable to such holders of the Series A Stock pursuant to this Certificate of Designation unless the Corporation shall thereafter default in the payment of the Series A Liquidation Amount, in which case the

holder shall be entitled to conversion until such default is cured by the Corporation. No fractional shares of Common Stock will be issued by conversion of Series A Stock or payment of dividends. In lieu of any fractional shares to which the holder would be otherwise entitled, the Corporation will pay cash equal to such fraction multiplied by the then fair market value of a share of Common Stock as determined in good faith by the Board of Directors. For such purpose, all shares of Series A Stock held by each holder of Series A Stock shall be aggregated, and any resulting fractional share of Common Stock shall be paid in cash. *To the extent permitted by law, the Board may in its discretion determine not to issue certificates representing Series A Stock.*

9. Reservation of Stock Issuable Upon Conversion. The Corporation shall use its commercially reasonable best efforts at all times to reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of shares of Series A Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Stock, and, if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Stock, the Corporation will use commercially reasonable best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

10. Notice Regarding Conversion Price Adjustments. Upon any adjustment of the Conversion Price for the Series A Stock under Section 7, then and in each such case the Corporation shall give written notice thereof, by first-class mail, postage prepaid, addressed to the registered holders of the Series A Stock at the addresses of such holders as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares receivable at such price upon the conversion of the Series A Stock, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

11. Common Stock Defined. As used in this Amended and Restated Certificate of Designations, the term " **Common Stock** " shall mean and include the Corporation's presently authorized Common Stock and shall also include any capital stock of any class of the Corporation hereafter authorized which shall have the right to vote on all matters submitted to the stockholders of the Corporation and shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution, or winding up of this Corporation; *provided* that the shares receivable pursuant to conversion of the Series A Stock shall include shares designated as Common Stock of this Corporation as of the date of issuance of such Series A Stock.

12. Reacquired Shares. Any shares of Series A Stock converted, exchanged, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock without designation as to series and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors as permitted by the Corporation's Certificate of Incorporation or as otherwise permitted under Delaware law.

SECOND: That the foregoing amendment was duly authorized by the Board of Directors of the Corporation and by the written consent of the stockholders of the corporation in accordance with the provisions of Sections 228 of the DGCL.

IN WITNESS WHEREOF, RealBiz Media Group, Inc. has caused this Certificate of Amendment to the Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Convertible Preferred Stock to be duly executed this 14th day of October, 2014.

/s/ William Kerby
William Kerby
Chief Executive Officer